   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                IMAGEX.COM, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                                        91-1727170
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                       10800 N.E. 8TH STREET, SUITE 200
                          BELLEVUE, WASHINGTON 98004
         (Address of principal executive offices, including zip code)

              IMAGEX.COM, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
 IMAGEX.COM, INC. AMENDED AND RESTATED 1996 STOCK INCENTIVE COMPENSATION PLAN
                           (Full title of the plans)


                               RICHARD P. BEGERT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               IMAGEX.COM, INC.
                       10800 N.E. 8TH STREET, SUITE 200
                          BELLEVUE, WASHINGTON 98004
                                (425) 452-0011
(Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                  COPIES TO:

                                DAVID C. CLARKE
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON 98101-3099

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
           TITLE OF SECURITIES               NUMBER TO       PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
            TO BE REGISTERED                     BE           OFFERING PRICE          AGGREGATE        REGISTRATION
                                             REGISTERED(1)                          OFFERING PRICE         FEE
------------------------------------------   -------------  --------------------  -------------------  -------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE,
SUBJECT TO OUTSTANDING OPTIONS UNDER THE:
------------------------------------------   -------------  --------------------  -------------------  -------------
    IMAGEX.COM, INC. AMENDED AND               1,072,961         $4.46 (2)           $ 4,785,406.00      $1,330.34
    RESTATED 1996 STOCK INCENTIVE
    COMPENSATION PLAN
------------------------------------------   -------------  --------------------  -------------------  -------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AUTHORIZED BUT UNISSUED UNDER THE:
------------------------------------------   -------------  --------------------  -------------------  -------------
    IMAGEX.COM, INC. 1999 EMPLOYEE STOCK         450,000         $7.00 (3)           $ 3,150,000.00      $  875.70
    PURCHASE PLAN
------------------------------------------   -------------  --------------------  -------------------  -------------
    IMAGEX.COM, INC. AMENDED AND               2,960,349         $7.00 (3)           $20,722,443.00      $5,760.84
    RESTATED 1996 STOCK INCENTIVE
    COMPENSATION PLAN
------------------------------------------   -------------  --------------------  -------------------  -------------
         TOTAL:                                  483,310                             $28,657,849.00      $7,967.00
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to the employee benefit plans, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $4.46 represents the weighted average of the exercise prices of currently outstanding option grants, which range from $0.20 per share to $12.00 per share.
(3) Estimated as of the filing date of this Registration Statement solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $7.00, which is the initial offering price of the Common Stock.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the registrant for the years ended December 31, 1998 and December 31, 1997; and

                  (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on July 27, 1999, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 7 of the registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         The registrant has entered into certain indemnification agreements with its officers and directors that provide indemnification to the maximum extent permitted by the WBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     Exhibit
      Number                                    Description
---------------   ----------------------------------------------------------------------------
       5.1        Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1        Consent of PriceWaterhouseCoopers LLP, Independent Accountants

      23.2        Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1        Power of Attorney (see signature page)

      99.1        ImageX.com 1999 Employee Stock Purchase Plan (incorporated by reference to
                  Exhibit 10.24 to the Registration Statement on Form S-1)

      99.2        ImageX.com Amended and Restated 1996 Stock Incentive Compensation Plan
                  (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1)

ITEM 9.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 26th day of August, 1999.

                                IMAGEX.COM, INC.

                                BY:    /s/ RICHARD P. BEGERT
                                       ----------------------------------------
                                       Richard P. Begert
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Richard P. Begert and John R. Higgins, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of August, 1999.

                       SIGNATURE                                                 TITLE

           /s/ RICHARD P. BEGERT              President and Chief Executive Officer (Principal Executive
--------------------------------------------  Officer)
             Richard P. Begert


            /s/ ROBIN L. KRUEGER              Chief Financial Officer (Principal Financial and Accounting
--------------------------------------------  Officer)
              Robin L. Krueger


         /s/ F. JOSEPH VERSCHUEREN            Chairman of the Board
--------------------------------------------
           F. Joseph Verschueren


             /s/ JOHN E. ARDELL               Director
--------------------------------------------
               John E. Ardell


           /s/ GARRETT P. GRUENER             Director
--------------------------------------------
             Garrett P. Gruener


          /s/ ELWOOD D. HOWSE, JR.            Director
--------------------------------------------
            Elwood D. Howse, Jr.


          /s/ RICHARD R. SONSTELIE            Director
--------------------------------------------
            Richard R. Sonstelie


           /s/ BERNEE D. L. STROM             Director
--------------------------------------------
             Bernee D. L. Strom

                                INDEX TO EXHIBITS

     Exhibit
      Number                                    Description
---------------     ----------------------------------------------------------------------------
       5.1          Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1          Consent of PriceWaterhouseCoopers LLP, Independent Accountants

      23.2          Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see signature page)

      99.1          ImageX.com 1999 Employee Stock Purchase Plan (incorporated by reference to
                    Exhibit 10.24 to the Registration Statement on Form S-1)

      99.2          ImageX.com Amended and Restated 1996 Stock Incentive Compensation Plan
                    (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1)